EXHIBIT 3.15

                                    BYLAWS #2


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                              DURGA RESOURCES LTD.

                                  BY-LAW NO. 2

          A by-law respecting the borrowing of money, the giving of guarantees and the giving of security by DURGA RESOURCES LTD. (hereinafter called the "Corporation").

          IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

          The directors of the Corporation may from time to time:

          (a)  borrow money on the credit of the Corporation;

          (b)  issue,   reissue,   Bell  or  pledge  debt   obligations  of  the
Corporation, including without limitation, bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

          (c) to the extent permitted by the Business Corporations Act. (Alberta), give a guarantee on behalf of the Corporation to secure performance of an obligation of any individual, partnership, association, body corporate, trustee, executor, administrator or legal representative;

          (d) mortgage hypothecate, pledge or otherwise create an interest in or charge on all or any property of the Corporation, owned or subsequently acquired, to secure payment of a debt or performance of any other obligation of the Corporation;


          (e) delegate, to one or more directors, a committee of directors or one or more officers of the Corporation as may be designated by the directors, all or any of the powers conferred by the foregoing clauses of this by-law to such extent and in such manner as the directors shall determine at the time of each such delegation.

          In the event any provision of any other by-law of the Corporation now in force is inconsistent with or in conflict with any provision of this by-law, the provisions of this by-law shall prevail to the extent necessary to remove the inconsistency or conflict.

          This by-law shall remain in force and be binding upon the Corporation as regards any party acting on the faith thereof until a copy, certified by the Secretary of the Corporation, of a by-law repealing or replacing this by-law shall have been received by such party and duly acknowledged in writing.

ENACTED this 5th day of August, 1987.

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RICHARD K. WILSON                                   LYNDA S. McNIE

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PAMELA LEGG